EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
1)    Registration Statement (Form S-8 No. 333-242402) pertaining to the Beacon Roofing Supply, Inc. Second Amended and Restated 2014 Stock Plan;
2)    Registration Statement (Form S-8 No. 333-210416) pertaining to the Beacon Roofing Supply, Inc. Amended and Restated 2014 Stock Plan;
3)    Registration Statement (Form S-8 No. 333-193904) pertaining to the Beacon Roofing Supply, Inc. 2014 Stock Plan;
4)    Registration Statement (Form S-8 No. 333-273739) pertaining to the Beacon Roofing Supply, Inc. 2023 Employee Stock Purchase Plan; and
5)    Registration Statement (Form S-3ASR No. 333-273768),
of our reports dated February 28, 2024 with respect to the consolidated financial statements of Beacon Roofing Supply, Inc. and the effectiveness of internal control over financial reporting of Beacon Roofing Supply, Inc., included in this Annual Report (Form 10-K) of Beacon Roofing Supply, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Tysons, Virginia
February 28, 2024